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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant To Section 14(a) of
             The Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

                              GLACIER BANCORP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

________________________________________________________________________________
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     (5)  Total fee paid:

          ______________________________________________________________________

SEC 1913 (04-05) Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ______________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     (3)  Filing Party:

          ______________________________________________________________________

     (4)  Date Filed:

          ______________________________________________________________________

                              GLACIER BANCORP, INC.
                                 49 COMMONS LOOP
                            KALISPELL, MONTANA 59901

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 28, 2010
                             9:00 A.M. MOUNTAIN TIME

To the Shareholders of Glacier Bancorp, Inc:

     We cordially invite you to attend the 2010 Annual Shareholders Meeting of Glacier Bancorp, Inc., at The Hilton Garden Inn, 1840 Highway 93 South, Kalispell, Montana. The meeting's purpose is to vote on the following proposals, together with any other business that may properly come before the meeting:

     1. ELECTION OF DIRECTORS. To elect 10 directors to serve on the Board of Directors until the 2011 Annual Meeting of Shareholders.

     2. RATIFY APPOINTMENT OF ACCOUNTING FIRM. To ratify the appointment of BKD, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

     3. OTHER BUSINESS. To act on such other matters as may properly come before the meeting or any adjournments or postponements.

     If you were a shareholder of record on March 1, 2010, you may vote on the proposals presented at the Annual Meeting in person or by proxy. We encourage you to promptly complete and return the enclosed proxy card or phone in your vote, in order to ensure that your shares will be represented and voted at the meeting in accordance with your instructions. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

     Further information regarding voting rights and the business to be transacted at the Annual Meeting is included in the accompanying Proxy Statement. The directors, officers, and employees who serve you genuinely appreciate your continued interest and support as a shareholder in the affairs of the Company and in its growth and development.

March 29, 2010                          BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ LeeAnn Wardinsky

                                        LeeAnn Wardinsky, Secretary

                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy Card and return it in the enclosed postage prepaid envelope. You do not need to retain the proxy in order to be admitted to the Annual Meeting. If you attend the Annual Meeting, you may vote either in person or by proxy. You may revoke any proxy that you have given either in writing or in person at any time prior to the proxy's exercise.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INFORMATION ABOUT THE MEETING ...........................................     1
   Voting on Matters Presented ..........................................     1
   Voting in Person at the Annual Meeting ...............................     2
PROPOSAL NO. 1 - ELECTION OF DIRECTORS ..................................     3
CORPORATE GOVERNANCE ....................................................     5
   Corporate Governance Guidelines ......................................     5
   Board Leadership Structure ...........................................     6
   Director Qualifications ..............................................     6
   Code of Ethics and Corporate Governance Documents ....................     6
   Director Independence ................................................     6
   Stock Ownership Guidelines ...........................................     7
   Shareholder Communications with the Board of Directors ...............     7
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS .......................     7
   Board Authority for Risk Oversight ...................................     8
   Committee Membership .................................................     8
COMPENSATION OF DIRECTORS ...............................................    10
   2009 Director Compensation ...........................................    11
   Cash Compensation ....................................................    12
   Equity Compensation ..................................................    12
EXECUTIVE COMPENSATION ..................................................    13
   Compensation Discussion and Analysis .................................    13
   Executive Compensation Philosophy ....................................    13
   Process for Determining Compensation .................................    14
   Discussion of Executive Compensation Components ......................    15
   2009 Executive Compensation ..........................................    17
   Employee Stock Plans .................................................    22
   Post Employment and Termination Benefits .............................    22
   Employment Arrangements ..............................................    24
MANAGEMENT ..............................................................    27
   Executive Officers who are not Directors .............................    27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ..........    28
   Beneficial Owners ....................................................    29
TRANSACTIONS WITH MANAGEMENT ............................................    30
   Certain Transactions .................................................    30
   Accounting Fees Paid to Director .....................................    30
PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
   PUBLIC ACCOUNTING FIRM ...............................................    30

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS .......................    31
   Fees Paid to Independent Registered Public Accounting Firm ...........    32
   Audit Committee Pre-Approval of Audit and Permissible Non-Audit
      Services of Independent Auditors ..................................    32
OTHER BUSINESS ..........................................................    33
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS ..........................    33
   Shareholder Proposals ................................................    33
   Director Nominations .................................................    33
   Copy of Bylaw Provisions .............................................    34
ANNUAL REPORT TO SHAREHOLDERS ...........................................    34
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS ................    34

                              GLACIER BANCORP, INC.
                                 49 COMMONS LOOP
                            KALISPELL, MONTANA 59901
                                 (406) 756-4200

                                 PROXY STATEMENT

     IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 SHAREHOLDER MEETING:

     A COPY OF THIS PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2009, ARE AVAILABLE AT WWW.GLACIERBANCORP.COM.

                          INFORMATION ABOUT THE MEETING

     MEETING INFORMATION. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 29, 2010, for use in connection with the Annual Meeting of Shareholders of Glacier Bancorp, Inc., (the "Company" or "Glacier") to be held on Wednesday, April 28, 2010. In this Proxy Statement, the terms "we," "us" and "our" refer to Glacier Bancorp, Inc.

     SOLICITATION OF PROXIES. Our Board of Directors is soliciting shareholder proxies, and we will pay the associated costs. Solicitation may be made by our directors and officers and by our banking subsidiaries:

     -    Glacier Bank of Kalispell

     -    Mountain West Bank of Coeur d'Alene

     -    First Security Bank of Missoula

     -    1st Bank of Evanston

     -    Western Security Bank of Billings

     -    Big Sky Western Bank of Bozeman

     -    Valley Bank of Helena

     -    First National Bank & Trust of Powell

     -    Citizens Community Bank of Pocatello

     -    First Bank of Montana (Lewistown)

     -    Bank of the San Juans (Durango)

     We do not expect to engage an outside proxy solicitation firm to render proxy solicitation services. However, if we do, we will pay a fee for such services. Solicitation may be made through the mail, or by telephone, facsimile, or personal interview.

     RECORD DATE. If you were a shareholder on March 1, 2010, you are entitled to vote at the Annual Meeting. There were approximately 61,619,803 shares of common stock outstanding on the Record Date.

     QUORUM. The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes (as defined below) are counted as present for the purpose of determining the presence of a quorum.

VOTING ON MATTERS PRESENTED

     PROPOSAL NO. 1 -ELECTION OF DIRECTORS. The ten director nominees who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast FOR or WITHHELD from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

     PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The proposal to ratify the appointment of BKD, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010 will be adopted if a majority of the votes are present and entitled to vote are cast FOR the proposal. You may vote FOR, AGAINST or ABSTAIN from approving the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

     VOTING OF PROXIES. Shares represented by properly executed proxies that are received in time and not revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the proxy will vote the shares represented by the proxy FOR the director nominees listed in this Proxy Statement and FOR the ratification of the appointment of the independent registered public accounting firm. Any proxy given by a shareholder may be revoked before its exercise by:

     -    giving notice to us in writing;

     -    delivering to us a subsequently dated proxy; or

     - notifying us at the Annual Meeting before the shareholder vote is taken.

     VOTING OF PROXIES BY SHAREHOLDERS OF RECORD AND BY BENEFICIAL OWNERS. A significant percentage of Glacier shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

     SHAREHOLDERS OF RECORD. If your shares are registered directly in your name with Glacier's transfer agent, American Stock Transfer, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent to you directly by Glacier. As the shareholder of record, you have the right to grant your voting proxy directly to Glacier or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

     BENEFICIAL OWNER. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares.

     Brokers cannot vote on behalf of beneficial owners on "non-routine" proposals (known as broker non-votes). Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

     If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares at this meeting on the ratification of the appointment of the independent registered public accounting firm only. If no instructions are given with respect to the election of directors, your broker cannot vote your shares on this proposal.

VOTING IN PERSON AT THE ANNUAL MEETING

     SHAREHOLDERS OF RECORD. Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

     BENEFICIAL OWNER. Shares held in street name may be voted in person by you only if you bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the record date.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Information regarding each of the nominees is provided below, including each nominee's name, age as of January 15, 2010, principal occupation and public company directorships during the past five years, and the year first elected or appointed as a director of Glacier. All of the nominees are presently directors of Glacier. Information regarding the amount and nature of each nominee's ownership of Glacier common stock is provided under the caption "Security Ownership of Certain Beneficial Ownership and Management."

     Michael J. Blodnick, 57, is a graduate of the University of Montana, the Pacific Coast Banking School and the Sheshunoff Professional Master of Banking School. He has broad experience having worked in all aspects of banking during his career. Mr. Blodnick has been employed by the Company or Glacier Bank since 1978. He served as the Secretary of the Company in 1993 and was appointed Executive Vice President in 1994. In July of 1998 he was appointed President and Chief Executive Officer of Glacier Bancorp. He currently serves as a director of the following Company subsidiaries: 1st Bank, Mountain West Bank, Bank of the San Juans and First National Bank & Trust. Mr. Blodnick brings leadership skills, his long career in the banking industry, and his 32-year tenure at Glacier, which enable him to advise the Board in its deliberations on a wide variety of topics.

     James M. English, 65, was appointed to the Glacier Bancorp Board in February 2004. He has also served as a Director for the Company's subsidiary, Mountain West Bank of Coeur d'Alene, Idaho, since 1996. He earned a BS Degree in Finance and then a Law Degree from the University of Idaho. From 1996-2000 Mr. English served as the President and Chief Operating Officer for Idaho Forest Industries, Inc., a lumber manufacturing, real estate development and building products retail sales company. Mr. English has been an attorney in limited private practice as a sole practitioner of the English Law Firm in Hayden, Idaho, since 2000. He is a partner in Great Sky Development of Boise, Idaho, sits on the board of Bennett Industries, Inc., and also serves on the board of a non-profit organization. Mr. English brings experience and expertise to the Board based on a legal career of over 40 years and experience as a business executive.

     Allen J. Fetscher, 64, was appointed to the Glacier Bancorp Board in December 1996. He serves as the Chairman of the Company's Compensation Committee. He also serves as the Vice-Chairman of Glacier Bancorp's subsidiary, First Security Bank of Missoula, where he served as Chairman of the Board from its beginning in 1993 through its merger with the Company in 1996 until his resignation from the office in 2008. Mr. Fetscher received a BS degree in Business Administration from the University of Montana in 1968. He is the President of Fetscher's, Inc., an investment and real estate development company. He is also the Vice President of American Public Land Exchange Co., Inc., and the owner of Associated Agency, a company involved in real estate. Mr. Fetscher has been in the real estate development business since 1970. During the last 39 years he has developed subdivisions, office buildings, apartment complexes and mixed use developments, primarily in Montana. Mr. Fetscher brings extensive knowledge of local and regional real estate markets and development to the Board.

     Dallas I. Herron, 65, was appointed to the Glacier Bancorp Board in June 2008. Mr. Herron had previously served as a director of Glacier Bancorp's subsidiary, Glacier Bank, from 1998 through 2008. He received his BS degree in Aeronautical Engineering from Northrop University in 1966. Mr. Herron has worked in the oil industry for 39 years and is the CEO of CityServiceValcon, LLC, which markets petroleum products in Montana, Idaho, Washington and ten other states. He is a past president of the Western Petroleum Marketing Association, a seven-state trade association. He serves on Chevron's Western U.S. Advisory Council. He has also served as Senior Director of the Petroleum Marketer Association of America. Mr. Herron is active in the community, forest products and transportation industries. As our banks become more involved in the energy business, Mr. Herron brings to the Board over 30 years of experience in the energy sector, which is also a regulated business, and also his experience as a business executive.

     Jon W. Hippler, 65, became a director of Glacier Bancorp in February 2000 in connection with the Company's acquisition of Mountain West Bank. Mr. Hippler began his banking career in 1967, enabling him to bring over 40 years of banking experience to the Board. He has been the President and CEO of Mountain West Bank since its formation in 1993. He resigned as President effective May 2008, but retained his role as CEO of the Bank. Mr. Hippler received a BS degree in Business in 1966 from the University of Idaho and became a Certified Public Accountant in 1975. Over the years he has served on the boards of numerous organizations. Mr. Hippler continues to serve as a director of Glacier Bancorp subsidiary Mountain West Bank headquartered in Coeur d'Alene, Idaho. Based on his broad executive and banking experience, Mr. Hippler brings regulatory, strategic planning, business development and operations management expertise to the Board.

     Craig A. Langel, 59, was appointed to the Glacier Bancorp Board in December 2005. He was appointed Chair of the Audit Committee following Mr. Sliter's resignation from the Committee in 2009. Mr. Langel received his education at Montana State University graduating with a BS degree in Accounting in 1973. He received his CPA license in 1974. Mr. Langel has served the accounting profession for 36 years and is a Certified Public Accountant Accredited in Business Valuation and a Certified Valuation Analyst. He is president and shareholder of Langel & Associates, P.C., providing consulting and tax services throughout the United States. Through the auspices of Western CPE, Mr. Langel also teaches continuing education courses for Certified Public Accountants including annual tax updates, tax planning, valuation issues, and business advisory services. In addition, Mr. Langel is the owner and CEO of CLC Restaurants, Inc., which owns and operates Taco Bell and KFC restaurants in Montana, Idaho, and Washington, and a part owner of Mustard Seed Restaurants. Mr. Langel served as a director of Glacier's subsidiary, First Security Bank of Missoula, from 1984-2005, and was re-elected to the board on February 19, 2009. He also serves on the boards of two non-profit organizations. With a career of over 30 years as a Certified Public Accountant, Mr. Langel brings extensive financial acumen to the Board, in addition to his experience as a business owner and executive.

     L. Peter Larson, 71, has served as a director of Glacier Bancorp and/or Glacier Bank since 1985. He is the Chairman of the Company's Nominating/Corporate Governance Committee. Mr. Larson received a BS degree in 1961 from Principia College in Illinois. He was the Owner/CEO/COO of several small forest products companies, including L. Peter Larson Co. and American Timber Company, until his retirement in 2002. He has served on the boards of directors of a number of non-profit organizations during his career. Currently he is serving on the Northwest Healthcare Board of Trustees and the HealthCenter Northwest Board of Managers. Mr. Larson brings to the Board extensive experience in management, including expertise in purchasing, marketing, human resources, distribution and accounting.

     Douglas J. McBride, 57, was appointed to the Glacier Bancorp Board in September 2006. Dr. McBride has been an optometrist in Billings for 31 years. He received his BA at Linfield College and his OD at the Illinois College of Optometry graduating in 1978. Dr. McBride is the former President of the Montana State Board of Examiners for Optometry, of which he has been a member since 1993. He is also the former chairman of the Advisory Board for TLC Laser Eye Center in Billings and is the current administrator for the State of Montana for Vision Source, an optometric franchise. He is a past President of the Montana Optometric Association. Dr. McBride also serves as a director of the Company's Subsidiary, Western Security Bank in Billings, Montana. Dr. McBride's expertise in the healthcare community is unique to the Board and allows him to provide insight into the Company's healthcare and medical benefit issues, as well as the healthcare industry generally.

     John W. Murdoch, 67, was appointed to the Glacier Bancorp Board in September 2005. Mr. Murdoch graduated from Doane College with a BA degree in 1964. He has worked in the ranch and home industry for the past 39 years. Since 1994 he has been an owner of Murdoch's Ranch & Home Supply, LLC, a ranch and home retail operation, and served as its President from its founding until 2006 when he sold a majority ownership to key employees. As President, he coordinated the efforts required to run a 1700 employee, multi-location, multi-state retail operation including the oversight of purchasing, marketing, human resources, distribution and accounting. Mr. Murdoch served as a director of the Company's subsidiary Big Sky Western Bank of Bozeman until February 2010, as well as Eagle Mount (a non-profit organization dedicated to rehabilitation for the disabled), Montana State University Foundation and Bozeman Deaconess Hospital. Mr. Murdoch was also President of Mid-States Distributing Co., Inc., from 2006-2008. Mid-States is a buying cooperative for farm supply stores with over 500 stores and a billion dollars in retail sales. Mr. Murdoch brings to the Board broad experience and expertise based on his management and oversight of substantial consumer businesses.

     Everit A. Sliter, 71, has served as a director of the Company and/or Glacier Bank since 1973, and was appointed Chairman of the Glacier Bancorp Board in December 2005. Mr. Sliter served as the Chairman of the Company's Audit Committee until his resignation from the Committee in 2009. He also serves as Chairman of the Company's subsidiary Glacier Bank. Mr. Sliter received his BS degree in Business Administration and Accounting from the University of Montana in 1966 and he maintains a Certified Public Accountant License. From 1965 to 2003 he was a partner in the certified public accounting firm of Jordahl & Sliter, PLLC. Since August 2003, he has been an employee of Jordahl & Sliter. Mr. Sliter serves on the boards of numerous non-profit organizations including NW Healthcare Foundation and Bigfork Community Development Foundation. Mr. Sliter brings to the Board broad ranging expertise on a wide variety of lending and tax matters. Mr. Sliter's experience as a director of numerous public and civic organizations is also valuable to the Board in connection with the Company's civic involvement.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES TO THE BOARD.

                              CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

     The Board of Directors is committed to good business practices, transparency in financial reporting and high standards of corporate governance. Glacier operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. Glacier regularly monitors developments in the area of corporate governance. The Board periodically reviews Glacier's governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the related SEC rules and the listing standards of The NASDAQ Global Select Stock Market ("NASDAQ").

BOARD LEADERSHIP STRUCTURE

     The Board of Directors is committed to maintaining an independent Board. In that context, it has been the practice of Glacier to separate the duties of Chairman and Chief Executive Officer. In keeping with good corporate governance practices, at this time the Board believes that the separation of duties of Chairman and Chief Executive Officer eliminates any inherent conflict of interest that may arise when the roles are combined, and that a non-employee director who is not serving as an executive of Glacier can best provide the necessary leadership and objectivity required as Chairman.

DIRECTOR QUALIFICATIONS

     The Board of Directors believes that it is necessary for each of Glacier's directors to possess many qualities and skills. All of our directors bring to our Board a wealth of leadership experience derived from their service in a variety of professional and executive positions and extensive board experience.

     The Nominating/Corporate Governance Committee is responsible for the oversight and nomination process for director nominees. The Committee has not historically adopted formal director qualification standards for Committee-recommended nominees. However, the Committee annually reviews the experience, qualifications, attributes and skills of each director and nominee as part of its evaluation as to whether these are the right individuals to serve on Glacier's Board to help Glacier successfully meet its long-term strategic plans. Because each director of Glacier must be re-elected annually, the Committee has an annual opportunity to assess these factors and, if appropriate, determine not to re-nominate any director. A more detailed discussion regarding the considerations given by the Committee when considering director nominees is set forth below in the section entitled "Nominating/Corporate Governance Committee."

     The director biographical information set forth above in the section entitled "Election of Directors" summarizes the experience, qualifications, attributes and skills that Glacier believes qualifies each director to serve on the Board.

CODE OF ETHICS AND CORPORATE GOVERNANCE DOCUMENTS

     Glacier adopted a Code of Ethics for Senior Financial Officers, which applies to its principal executive officer, principal financial officer, principal accounting officer or controller, and any persons performing similar functions.

     You can access Glacier's current Code of Ethics for Senior Financial Officers, its Audit, Compensation and Nominating/Corporate Governance Committee charters and its Corporate Governance Policy by visiting the Company's Website and clicking on the Corporate Governance link on the Company's home page at www.glacierbancorp.com, or by writing to: LeeAnn Wardinsky, Corporate Secretary, 49 Commons Loop, Kalispell, Montana, 59901.

DIRECTOR INDEPENDENCE

     With the assistance of legal counsel to the Company, the Nominating/Corporate Governance Committee has reviewed the applicable legal standards for Board and Board committee member independence. The Committee has also reviewed a summary of the answers to annual questionnaires completed by each of the directors, which also included any potential director-affiliated transactions.

     The Board then analyzed the independence of each director and nominee and determined that the following members of the Board meet the standards regarding "independence" required by applicable law, regulation and NASDAQ listing standards, and that each such director is free of relationships that would interfere with the individual exercise of independent judgment. In determining the independence of each director, the Board considered many factors, including any loans to the directors, each of which were made on the same terms as comparable transactions made with other persons. Such arrangements are discussed in detail under "Transactions with Management."

     Based on these standards, the Board determined that each of the following non-employee directors is independent:

          James M. English
          Allen J. Fetscher
          Dallas I. Herron
          Craig A. Langel
          L. Peter Larson
          Douglas J. McBride
          John W. Murdoch

     Based on the standards described above, the Board determined that Michael
J. Blodnick and Jon W. Hippler, each of whom serves as an executive officer of Glacier or one of its bank subsidiaries, and Everit A. Sliter, whose firm provides accounting services to the Company, are not independent.

     Mr. Sliter served on the Compensation and Nominating/Corporate Governance Committees and was Chair of the Audit Committee during 2009. The public accounting firm of Jordahl & Sliter assists Glacier in certain accounting matters not involving the review or preparation of the Company's financial statements. Mr. Sliter is a former partner of Jordahl & Sliter (until 2003) and is a current employee of the firm. Mr. Sliter's son is a current partner of the firm. Applicable NASDAQ rules restrict the amount that may be paid to a firm affiliated with a director for the director to be deemed "independent." Late in 2009, it was determined that the amount billed to Glacier by Jordahl & Sliter during 2009 exceeded the amount allowed under NASDAQ independence rules. As a result, Mr. Sliter is no longer considered an "independent director" and, as required by applicable SEC, NASDAQ and IRS rules, stepped down from these respective committees. A more detailed discussion regarding the transaction between the Company and Jordahl & Sliter is set forth in the section entitled "Transactions with Management."

STOCK OWNERSHIP GUIDELINES

     The Board of Directors has approved stock ownership guidelines for its members, which are intended to help closely align the financial interests of directors with those of Glacier's shareholders. Within two years after they are first appointed or elected to the Board, directors are required to own shares of Glacier common stock with a market value of at least $100,000. All of the current Glacier directors have exceeded this ownership requirement.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The Company and the Board welcome communication from shareholders and other interested parties. Communications may be made by writing to the Chairman of the Board, c/o the Corporate Secretary, Glacier Bancorp, Inc., 49 Commons Loop, Kalispell, Montana 59901. A copy of any such written communication will also be sent to our CEO. If the Chairman and the CEO determine that such communication is relevant to and consistent with Glacier's operations and policies, such communication will be forwarded to the entire Board for review and consideration.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board met 18 times during the fiscal year. Each director attended at least 75% of the meetings of the Board and of the committees on which he served.
Glacier encourages, but does not require the directors to attend Annual Shareholder Meetings. Last year, all of our directors attended the Annual Shareholder Meeting.

BOARD AUTHORITY FOR RISK OVERSIGHT

     The Board has the ultimate authority and responsibility for overseeing risk management at Glacier. Some aspects of risk oversight are fulfilled at the full Board level. For example, the Board regularly receives reports from management; specifically from enterprise risk management on numerous risk components that impact the operations and reputation of the Company. The Board delegates other aspects of its risk oversight function to its committees. The Audit Committee oversees financial, accounting and internal control risk management. The head of the Company's internal audit function reports directly to the Audit Committee. The executive officers regularly report directly to the entire Board and to appropriate Board committees with respect to the risks they are responsible for managing.

     The Compensation Committee oversees the management of risks that may be posed by the Company's compensation practices and programs. As part of this process, the Compensation Committee is responsible for analyzing the compensation policies and practices for all employees, not just executive management. In its review of these policies and practices, the Compensation Committee has determined that the current policies and practices do not create or encourage employees to take risks that are reasonably likely to have a material adverse effect on the Company.

COMMITTEE MEMBERSHIP

     The Board has established, among others, an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee.

     The following table shows the membership of these committees.

NAME                 AUDIT   COMPENSATION   NOMINATING
----                 -----   ------------   ----------
James M. English      [X]        [X]           [X]
Allen J. Fetscher     [ ]        [X]*          [X]
Dallas I. Herron      [X]        [X]           [X]
Craig A. Langel**     [X]*       [X]           [X]
L. Peter Larson       [X]        [X]           [X]*
Douglas J. McBride    [X]        [X]           [X]
John W. Murdoch       [X]        [X]           [X]
Everit A. Sliter**    [X]*       [X]           [X]

*    Committee Chair

** Mr. Sliter served on these respective committees until his resignation, effective November 24, 2009. Mr. Langel was appointed Chair to the Audit Committee following Mr. Sliter's resignation.

     Audit Committee. During the fiscal year ended December 31, 2009, the Audit Committee was comprised of seven directors. Mr. Sliter served as the Chairman of the Audit Committee (and also qualified as an "audit committee financial expert") until his resignation, leaving the Audit Committee with six members, each of whom is considered "independent" as defined by NASDAQ listing standards and applicable SEC rules. Mr. Langel qualifies as an "audit committee financial expert" under SEC rules.

     The Audit Committee operates under a formal written charter adopted by the Board. As part of its periodic review of audit committee-related matters, the Audit Committee has received updates on the relevant requirements of applicable SEC rules and the corporate governance listing standards of NASDAQ.

     The Audit Committee is responsible for the oversight of the quality and integrity of Glacier's financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, the performance of its internal audit function and independent auditors and other significant financial matters. In discharging its duties, the Audit Committee is expected to, among other things:

     - have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent auditors;

     - review and approve the engagement of Glacier's independent auditors to perform audit and non-audit services and related fees;

     - meet independently with Glacier's internal auditing department, independent auditors and senior management;

     -    review the integrity of Glacier's financial reporting process;

     - review Glacier's financial reports and disclosures submitted to Bank regulatory authorities;

     - maintain procedures for the receipt, retention and treatment of complaints regarding financial matters; and

     -    review and approve related person transactions.

     The Audit Committee held 16 meetings during 2009.

     Compensation Committee. During the fiscal year ended December 31, 2009, the Compensation Committee was comprised of eight directors. As discussed above, upon the determination that he was no longer independent under applicable rules, Mr. Sliter resigned from the Compensation Committee effective November 24, 2009, leaving the Compensation Committee with seven members, each of whom are considered "independent" as defined by NASDAQ listing standards and applicable SEC and IRS rules. The Compensation Committee reviews the performance of the Company's Chief Executive Officer and other key employees and determines, approves and reports to the Board on the elements of their compensation and long-term equity based incentives. In determining the CEO's compensation, the Compensation Committee evaluates several performance factors, including the Company's financial results, levels of compensation of peer financial institutions and the report of our compensation consultants, Watson-Wyatt. In 2005, the Compensation Committee independently retained Watson Wyatt to assist the Compensation Committee in its deliberations regarding executive compensation. The mandate of the consultant was to work for the Compensation Committee in its review of executive compensation practices, including designing our long-term incentive program. Although the Compensation Committee has not subsequently retained Watson Wyatt to review the performance of the Company's Chief Executive Officer and other key employees, however, it continues to consider the suggestions made in 2005 and has incorporated those suggestions into its compensation analysis in subsequent years. A complete description of the executive compensation process is described in the "Compensation Discussion and Analysis."

     In addition, the Compensation Committee:

     - recommends, if appropriate, new employee benefit plans to the Board of Directors;

     -    reviews all employee benefit plans;

     - makes determinations in connection with compensation matters as may be necessary or advisable; and

     - recommends, if appropriate, revisions to the compensation and benefit arrangements for directors.

     The Compensation Committee operates under a formal written charter. The Compensation Committee met twice during the year for the purposes of reviewing salary and incentive compensation for the Chief Executive Officer and certain other executive officers, and reviewing and recommending to the full Board the grant of stock awards for executive officers.

     Nominating/Corporate Governance Committee. During the fiscal year ended December 31, 2009, the Nominating/Corporate Governance Committee ("Nominating Committee") was comprised of eight directors. As discussed above, upon the determination that he was no longer independent under applicable rules, Mr. Sliter resigned from the Nominating Committee effective November 24, 2009, leaving the Nominating Committee with seven members, each of whom is considered "independent" as defined by NASDAQ listing standards. The Nominating Committee is responsible for nominating a slate of directors for election at Glacier's annual meeting and appointing directors to fill vacancies as they occur. It is also responsible for (i) considering management succession plans, the appropriate Board size and committee structure and appointments; and (ii) developing and reviewing corporate governance principles applicable to Glacier and its subsidiaries, including its Corporate Governance Policy, in light of emerging standards and best practices and the needs of Glacier and its shareholders, and make such recommendations to the full Board as the Nominating Committee considers appropriate. The Nominating Committee operates under a formal written charter approved by the Board. The Nominating Committee met seven times during 2009.

     The Nominating Committee will consider nominees recommended by shareholders, if the recommendations are made in accordance with the procedures described in this Proxy Statement under "Shareholder Proposals and Director Nominations."

     In deciding whether to recommend incumbent directors for re-nomination, the Nominating Committee evaluates Glacier's evolving needs, and assesses the effectiveness and contributions of its existing directors. The Nominating Committee is authorized to establish guidelines for the qualification, evaluation and selection of new directors to serve on the Board. The Nominating Committee has not adopted, nor does it anticipate adopting, specific qualifications for Nominating Committee recommended nominees, nor has the Nominating Committee adopted a formal policy relating to Board diversity, although the Nominating Committee and Board value a diversity of backgrounds, professional experience and skills among directors. The Nominating Committee will instead evaluate each nominee on a case-by-case basis, including assessment of each nominee's business experience and special skills. The Nominating Committee will also evaluate whether a nominee's skills are complementary to existing Board members' skills, and the Board's need for operational, management, financial, technological or other expertise.

                            COMPENSATION OF DIRECTORS

     The Compensation Committee has authority over director compensation subject to the Board's authority to approve changes. Our directors receive compensation in the form of cash and, as applicable, awards in the form of restricted stock or stock options. Glacier does not pay directors who are also employees of the Company additional compensation for their service as directors.

     The following table shows compensation paid or accrued for the last fiscal year to Glacier's non-employee directors. Neither Mr. Blodnick nor Mr. Hippler is included in the table as they are employees of Glacier or a subsidiary and thus receive no compensation for their services as a director. The footnotes to the table describe the details of each form of compensation paid to directors.

                        2009 DIRECTOR COMPENSATION TABLE

                     Fees Earned
                        or Paid    Option
                       in Cash     Awards    Total
       Name              ($)        ($)       ($)
       (a)              (b)(1)     (c)(2)     (e)
------------------   -----------   ------   -------
James M. English       $39,570     $6,383   $45,953
Allen J. Fetscher       44,695      6,383    51,078
Dallas I. Herron        24,720      6,383    31,103
Craig A. Langel         24,820      6,383    31,203
L. Peter Larson         28,029      6,383    34,412
Douglas J. McBride      37,220      6,383    43,603
John W. Murdoch         33,820      6,383    40,203
Everit A. Sliter        60,129      6,383    66,512

----------
(1) Directors are paid an annual retainer of $24,720 and receive additional compensation for services performed as committee members. Messrs. English, Fetscher, McBride, and Sliter also receive compensation as directors of Glacier's subsidiary banks. Amount includes Board and committee fees earned or deferred in 2009. Mr. Murdoch received compensation as a director of Glacier's subsidiary bank Big Sky Western Bank until his resignation in February 2010.

(2) Represents the grant date fair value of option awards granted to each director in 2009 based on the price of Glacier's common stock at the close of business on January 28, 2009, the date in which the option award was granted. The amounts reported for 2009 reflect a change in SEC rules, which formerly required reporting the aggregate expense recognized during the year for all equity awards, including awards granted in prior years.

     At fiscal year end, the non-employee directors had in the aggregate outstanding stock option awards to purchase shares of the Company as follows: Mr. English 13,347 shares; Mr. Fetscher 13,347 shares; Mr. Herron 5,565 shares; Mr. Langel 9,625 shares; Mr. Larson 13,347 shares; Dr. McBride 7,750 shares; Mr. Murdoch 11,025 shares; and Mr. Sliter 13,347 shares.

2009 DIRECTOR COMPENSATION

     In 2008 the Compensation Committee recommended and the Board approved an increase in directors' fees based upon recommendations made by Watson Wyatt in 2005. The new fee schedule provided for an increase in the annual retainer (to $28,000), equity awards (to $17,000) and committee chairpersons' fees (to $3,000 for committee chairs and $7,000 for the Board chair). The fee increase was to become effective on

January 1, 2009. Because of changes since early 2008 in the banking environment, the Board has indefinitely suspended the increase in directors' fees. The annual retainer was increased, however, by 3% in accordance with Company-wide compensation adjustments.

CASH COMPENSATION

     Non-employee directors of Glacier are paid an annual retainer of $24,720 as compensation for their services as director. Chairs of the Audit, Compensation and Nominating/Corporate Governance Committees receive an additional retainer of $1,200, and the Chairman of Board receives an additional retainer of $5,562. Non-employee directors may elect to defer the receipt of meeting and/or director fees in accordance with the terms of Glacier's Deferred Compensation Plan, the material terms of which are described under the section "Executive Compensation -- Deferred Compensation Plan."

EQUITY COMPENSATION

     Directors' Stock Option Plan. Glacier previously maintained a Directors' Stock Option Plan ("Director Plan") for non-employee directors. Under the Director Plan, a set number of shares of common stock were reserved for issuance upon the exercise of nonqualified stock options granted to non-employee directors of the Company and each of the Company's subsidiary banks. Nonqualified options allow a director to purchase shares of common stock at a price equal to the fair market value (closing price) of the common stock on the date of grant. Each option granted under the Director Plan vests six months following the date of grant and expires upon the earlier of five years following the date of grant or three years following the date the optionee ceases to be a director, except in the event of death, in which case the period is one year from the date of death.

     The Director Plan expired in March 2009. Although no new options may be issued under the Director Plan, there are previously granted but unexercised options outstanding under the plan. Glacier's 2005 Stock Incentive Plan provides for the grant of equity awards to directors. Accordingly, Glacier determined not to renew the Director Plan when it expired, and will make subsequent grants to directors under the 2005 Stock Incentive Plan.

                             EXECUTIVE COMPENSATION

     The following section describes the compensation that Glacier pays its Chief Executive Officer, Chief Financial Officer, and each other executive officer who in 2009 earned total compensation exceeding $100,000 (the "Named Executive Officers"), consisting of the following persons:

     - Michael J. Blodnick, President and Chief Executive Officer and a Glacier Director

     -    Ron J. Copher, Senior Vice President and Chief Financial Officer

     -    Don J. Chery, Executive Vice President and Chief Administrative
          Officer

     - Jon W. Hippler, Chief Executive Officer of Mountain West Bank and a Glacier Director

     Glacier has only four Named Executive Officers rather than five, as typically disclosed under SEC rules, because Glacier has only three executive officers and only one executive of a subsidiary who performs a policy-making function for Glacier.

This section includes:

     -    Compensation Discussion and Analysis ("CD&A");

     - Summary Compensation Table and other tables detailing the compensation of the Named Executive Officers;

     -    Report of Compensation Committee; and

     - Narrative disclosure about various compensation plans and arrangements and post-employment and termination benefits payable to the Named Executive Officers.

                      COMPENSATION DISCUSSION AND ANALYSIS

     The Board has established a Compensation Committee which is responsible for planning, establishing, and monitoring overall compliance with our compensation policies. The Compensation Committee consists only of independent non-employee directors and operates under a written charter approved by the Board.

EXECUTIVE COMPENSATION PHILOSOPHY

     The quality of our employees, including our executive team, is critical to executing our community banking philosophy, emphasizing personalized service combined with the full resources of a larger banking organization. To meet our primary goal of attracting, retaining and incentivizing highly-qualified executives and employees within the context of our corporate culture, our compensation programs are designed with the following principles in mind:

     - We are committed to providing effective compensation and benefit programs that are competitive within our industry and with other relevant organizations with whom Glacier and our banking subsidiaries compete for employees.

     - Our programs are designed to encourage and reward behaviors that ultimately contribute to the achievement of organizational goals.

     - Pay programs and practices reinforce our commitment to providing a work environment that promotes respect, teamwork, and individual growth opportunities.

     Consistent with this overall philosophy, we have designed our compensation programs to be relatively straightforward and transparent to shareholders, while providing benefits attractive enough to attract, retain and motivate highly qualified employees. The principal components of our compensation package for executives are:

     -    Base salary

     -    Annual incentive bonus

     -    Long-term incentives - equity grants

     -    Retirement, termination and change of control benefits

     -    Other general employee benefits

     The Compensation Committee designs our overall compensation program and makes decisions regarding individual executive compensation, in the content of a "total compensation policy" that takes into account the overall package of compensation benefits provided to each executive. Except as described below, we have not adopted any specific policies or guidelines for allocating compensation between short-term and long-term incentives or between cash and non-cash compensation. However, our philosophy is to tie a significant percentage of an executive's compensation to the achievement of Company financial and performance goals and the Company's stock price performance. Accordingly, base salaries are set at competitive levels, with an opportunity for each executive to be well-rewarded through the annual incentive bonus and stock option grants if Glacier meets its performance objectives.

PROCESS FOR DETERMINING COMPENSATION

     The Compensation Committee typically meets at least annually to perform a strategic review of our executive officers' overall compensation packages, including determination of awards for the past fiscal year based on satisfaction of previously established performance objectives, and adjustment of base salaries, establishment of target bonuses and performance objectives and granting of stock options for the current fiscal year. Among other things, the Compensation Committee evaluates total executive compensation and the role of various elements of compensation within that total.

     Our Chief Executive Officer performs an annual performance review for executive officers of the Company and subsidiary bank presidents and provides a recommendation to the Committee regarding base salary and bonus targets for each other executive officer, which the Committee has discretion to approve or modify. The Compensation Committee then submits a recommendation regarding compensation for all executive officers to the Board for approval. The Compensation Committee meets separately on an annual basis with our Chief Executive Officer to determine his compensation.

     In 2005, the Compensation Committee retained Watson-Wyatt, a multi-national employee benefits consulting firm, to have them help design a new long-term incentive program and to review compensation levels throughout the Company. We did not engage Watson-Wyatt for 2009 for executive compensation, but the Compensation Committee still considered the recommendations made by Watson-Wyatt in 2005 in determining the compensation packages for executives in 2009. In addition, the Compensation Committee also compares executive compensation levels against a peer group of publicly-traded financial companies (the "Compensation Peer Group"). The Compensation Peer Group is periodically updated by the Compensation Committee and consists of companies which the Committee believes are comparable in size to the Company and with whom we may compete against in limited geographic situations. The Compensation Peer Group for 2009 is in footnote 1. The Compensation Committee believes that we compete with all of the Compensation Peer Group for the recruiting and retention of executives. Although the Compensation Committee does not specifically target total compensation at any specific total benchmark among the Compensation Peer Group, it does consider comparative compensation levels in assessing overall compensation.

DISCUSSION OF EXECUTIVE COMPENSATION COMPONENTS

Base Salary

     We provide executives and other employees with a base salary to compensate them for services rendered during the year. Base salary ranges for executives are determined for each position based on market data. Base salary is designed so that the salary opportunities for a given position will be between 75% and 125% of the midpoint of the established range, depending upon, among other things, the executive's experience and the relative market demand for the skill set needed to fulfill responsibilities of the position. In its review of base salaries for executives, the Compensation Committee considers:

     -    Internal review of salary range based on available market data;

     -    Market data provided by consultants;

     -    Internal review relative to others within the Company;

     -    Individual performance; and

     -    The experience and qualifications of each individual.

     Salary levels are reviewed annually as part of the executive performance review and at the time of changes in job responsibility or promotion.

Annual Incentive Bonus

     Performance-based bonuses comprise a significant component of the overall compensation package for each executive officer. The annual bonus of each executive officer, other than the Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer, is contingent upon satisfaction of both quantifiable and nonquantifiable performance measures established by the Compensation Committee, with the nonquantifiable component typically limited to no more than 5% of the overall bonus. The quantifiable measures are established at the beginning of each fiscal year and can be monitored by us and the executive throughout the year. These performance measures are tracked and evaluated as follows:

     - For each quantifiable performance measure selected, three levels of goals are defined to determine the amount of incentive that will be paid.

          - Acceptable - At or below this level of performance, no incentive values are payable.

          - Expected - At this level of performance, 100% of target incentive values are payable.

          - Outstanding - At this level of performance, 200% of target incentive values are payable.

     - For each non-quantifiable performance measures, discretionary judgment is applied across a spectrum ranging from minimally acceptable to clearly outstanding.

     The types of performance measures, the target performance measure levels and the weighting of each performance measure is predetermined at the beginning of each fiscal year with weights typically ranging from 5% to 25%. Performance measures include Earnings Growth, Deposit Growth, Asset

Quality, Loan Growth, Holding Company Performance, regulatory performance and others as needed, and are based on the performance of the bank at which the executive serves.

     Chief Executive Officer. In setting compensation for the Chief Executive Officer, the Compensation Committee relies heavily on the financial performance of Glacier and the subsidiary banks. Consistent with our performance-based philosophy, incentive compensation is a significant component in determining his overall total compensation. While other executive bonuses are based on formulas determined by the Compensation Committee, the bonus for the Chief Executive Officer is a separate process tied to subjective, as well as objective factors.

     To determine the annual incentive bonus for our Chief Executive Officer, the Committee considers our financial performance as compared to our Compensation Peer Group as well as his achievement of individual objectives and accomplishments. In addition, the Compensation Committee considers other measures such as:

     -    credit quality;

     - effective communication of our overall goals and objectives to employees;

     -    regulatory performance;

     - continued growth of the Company, both internal and through acquisitions; and

     -    continuation of good shareholder relations.

     Although the Compensation Committee does not, in determining the compensation package for our Chief Executive Officer, rely upon the multiple of that compensation package compared to those of the other Named Executive Officers, the Compensation Committee did note that the multiple of his total compensation to the average total compensation of such other executive officers is 1.3.

     Chief Financial Officer. Our Chief Executive Officer typically makes a recommendation to the Committee with respect to the base salary and bonus for our Chief Financial Officer. This recommendation is based on a variety of objective and subjective factors, including the same Company performance factors listed above for other Named Executive Officers as well as individual performance.

     Chief Administrative Officer. Our Chief Executive Officer typically makes a recommendation to the Committee with respect to the base salary and bonus for our Chief Administrative Officer. This recommendation is based on a variety of objective and subjective factors, including the same Company performance factors listed above for other Named Executive Officers as well as individual performance.

Long-term Incentives - Equity Grants

     The compensation package of each executive includes a long-term incentive component in the form of annual equity grants. We believe stock ownership more closely aligns executive and Company long-term goals, and in particular provides an incentive for executives to help build shareholder value. We also believe this program provides a retentive effect through multi-year vesting and by enabling executives to share in the benefits of stock price appreciation for up to five years.

     In 2005, the Board adopted, and our shareholders approved, a Stock Incentive Plan. Each year the Board establishes target levels of stock options for executive officers, other management positions and employees generally. Following year end, we award stock options at levels that are either below, at or above the target levels. The levels are based on the Company's achievement of predetermined goals based on three-year average return on average equity, which we believe is a very important criterion in measuring our success and the performance of our executives.

Retirement Benefits

     As part of our "total compensation policy" we offer executives the opportunity to participate in both a tax-deferred compensation plan and a Supplemental Executive Retirement Plan (the "SERP"). The deferred compensation plan allows certain Company and bank executives to defer a portion of their salary and bonus and thereby defer tax payable on that income. Members of the Board are also entitled to participate in the SERP. The SERP is intended to supplement payments due to participants upon retirement under our other qualified plans. Participation in these plans is elective.

Termination and Change of Control Benefits

     As an additional part of our "total compensation policy" we have entered into employment contracts with certain executive officers that allow for continuation of current base salary upon termination without cause, or upon termination following a change in control of the Company. These agreements provide for payments ranging from one times annual base salary to 2.99 times annual base salary. These arrangements are intended to retain our executives who could have other job alternatives that may appear to them to be less risky absent these arrangements.

     All of our change in control arrangements are "double trigger," meaning that benefits are not awarded upon a change of control unless the executive's employment is terminated within a specified period of time following the transaction. We believe this structure strikes a balance between the incentives and the executive retention effects described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change of control transaction.

     The terms of these plans are described under the heading "Post Employment and Termination Benefits" beginning on page 23. That section also contains tables showing the amounts that the executive officers would have received if their employment was terminated at fiscal year-end in connection with a change in control.

Other General Employee Benefits

     Executive officers are eligible to participate in all employee benefit plans that are available to eligible employees generally, including health insurance, life and disability insurance, 401(k) matching contributions, and profit sharing.

2009 EXECUTIVE COMPENSATION

     This year, as we have in past years (except for 2005, when we retained Watson-Wyatt), we compared our executive compensation levels against a Compensation Peer Group(1). The 2009

----------
(1) The Compensation Peer Group for 2009 consisted of the following 20 companies: SVB Financial Group, 1st Source Corporation, CVB Financial Corp., Capital Bancorp Ltd., Community Bank Systems, Inc., Sterling Bancshares, Inc., WesBanco, Inc., Oriental Financial Group, Inc. Taylor Capital Group, Inc., S&T Bancorp, Inc., Hancock Holding Company, Westamerican Bancorporation, PrivateBancorp, Inc., Sandy Spring Bancorp, Inc., Frontier Financial Corporation, Banner Corporation, Integra Bank Corporations, Heartland Financial USA, Inc., Chemical Financial Corporation, and Western Alliance Bancorporation.

     Compensation Peer Group was adjusted from the previous year to better reflect institutions of comparable size a high level of performance comparable to Glacier.

2009 Base Salary

     We increased the 2009 base salary of Mr. Blodnick by 3% from his base salary for 2008. Based on its analysis of the performance factors described above, the Committee recommended an increase in Mr. Blodnick's base salary in excess of the amount by which his salary was actually increased, but Mr. Blodnick declined to accept the full recommended increase. Mr. Blodnick's base salary remained at approximately 71% of the level of the average base salary for chief executive officers among the Compensation Peer Group.

     Mr. Copher's 2009 base salary was increased by 3% from his base salary for 2008.

     Mr. Chery's 2009 base salary was increased by approximately 3% from his base salary for 2008. Mr. Chery was appointed to his current positions with Glacier effective August 27, 2007. Prior to that date he served as President of Big Sky Western Bank.

     Mr. Hippler's 2009 base salary was increased by approximately 3% from his base salary for 2008. Mr. Hippler's base salary for 2009 was determined by, and paid by, Mountain West Bank, of which Mr. Hippler has served as CEO since its formation in 1993 and served as President until May 2008.

2009 Annual Incentive Bonus

     The Chief Executive Officer's bonus is based on the Committee's determination that our Chief Executive Officer has met the performance measures for 2009 with an outstanding level of performance. Our financial results are evidenced by our performance relative to our Compensation Peer Group. In this group, Glacier Bancorp, Inc. was 3rd in Return on Average Assets, 4th in Return of Average Equity and 2nd in total return over the past five years. We maintained a strong level of credit quality through 2009, and the percentage of loans which were past due is substantially below our peer group. In addition, our Chief Executive Officer led the acquisition of First National Bank & Trust in Wyoming during 2009. The Committee also considered our Chief Executive's efforts in helping to maintain strong shareholder relations. The Committee also recognized that the base salary of our Chief Executive Officer is approximately 71% of the average base salary for chief executive officers among our peer group. Based upon its evaluation of Mr. Blodnick's performance during 2009, and in light of his comparatively low base salary, the Committee recommended a bonus, but Mr. Blodnick declined to accept a bonus.

     Messrs. Chery and Copher also declined bonuses for 2009.

     Mr. Hippler received a bonus in 2009 of $53,504, or approximately 21% of his base salary. Such bonus was based on the performance of Mr. Hippler's bank during 2008 relative to pre-established performance targets as set by the Committee for Glacier's subsidiary banks generally. Mr. Hippler did not receive a bonus for 2009.

Frontier Financial Corporation, Banner Corporation, Integra Bank Corporations, Heartland Financial USA, Inc., Chemical Financial Corporation, and Western Alliance Bancorporation.

Long-term Incentives

     The Committee established the following targets for option grants to our executive officers during 2009:

                                                      Objective (3 Yr. ROE)
                                            ----------------------------------------
Position                                     10%     12%      14%      16%      18%
--------                                    -----   -----   ------   ------   ------
CEO                                         3,750   7,500   11,250   15,000   18,750
CFO and CAO                                 2,000   4,000    6,000    8,000   10,000
President, Subsidiary Banks >$500 million   2,000   4,000    6,000    8,000   10,000

     Our long-term incentive (stock option) grants to executive officers are based on the Company's achievement of specified levels of three-year average return on equity ("ROE") as set by the Committee each year. The three-year average ROE applicable to performance during 2009 (the years 2006, 2007 and 2008) exceeded the 12% level, but did not reach the 14% level. Accordingly, in January 2009, our executive officers received long-term incentive grants at the levels indicated under the "12% level" in the table above. As a result, Mr. Blodnick was granted options for 7,500 shares, Messrs. Hippler, Copher and Chery were granted options for 4,000 shares each.

     As noted above, our stock option program is broad-based. During 2009, we granted stock options to purchase an aggregate of 438,145 shares overall, with 19,500 of these shares (or 4.4%) granted to Named Executive Officers.

Tax Considerations

     Under federal income tax law, a public company may not deduct non-performance based compensation in excess of $1 million paid to its chief executive officer or any of its other three highest-paid executive officers (excluding the Chief Financial Officer). No executive officer of Glacier received non-performance based compensation in excess of this limit in fiscal 2009. The Compensation Committee currently intends to continue to manage Glacier's executive compensation program in a manner that will maximize federal income tax deductions. However, the Compensation Committee may from time to time exercise its discretion to award compensation that may not be deductible under
Section 162(m) of the Internal Revenue Code when in its judgment such award would be appropriate to achieve Glacier's compensation objectives and otherwise in the best interests of the Company.

     In addition, the change in control provisions described in the section entitled "Executive Compensation" are designed to reduce the amounts payable that otherwise would be subject to an excise tax applicable to payments known as "excess golden parachute payments" as defined under Section 280G of the Internal Revenue Code.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors makes the following report which, notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis ("CD&A") as required by Item 402(b) of Regulation S-K with management, and, based on that review and those discussions, the Compensation Committee recommended to the Board that the CD&A be included as part of this Proxy Statement and 2009 Annual 10-K Report.

                         COMPENSATION COMMITTEE MEMBERS

     Allen J. Fetscher (Chairperson) - James M. English - Craig A. Langel - Dallas I. Herron L. Peter Larson - Douglas J. McBride - John W. Murdoch

                               COMPENSATION TABLES

     The table on the following page shows compensation paid or accrued for the last three fiscal years to the following Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                    Change in
                                                                     Pension
                                                                    Value and
                                                                  Nonqualified
                                                                    Deferred
                                                         Option   Compensation     All Other
   Name and Principal              Salary      Bonus     Awards     Earnings     Compensation     Total
        Position           Year      ($)        ($)       ($)          ($)            ($)          ($)
           (a)              (b)      (c)      (d)(1)     (e)(2)      (f)(3)        (g)(4)(5)       (h)
------------------------   ----   --------   --------   -------   ------------   ------------   --------
Michael J. Blodnick        2009   $346,662   $      0   $31,913      $ 6,812        $26,024     $411,410
   President and CEO       2008    324,450          0    40,073       46,220         26,541      437,284
                           2007    314,423    150,000    75,870       74,952         29,530      644,775
Ron J. Copher,             2009   $209,098   $      0   $17,020      $     0        $19,390     $245,508
   Senior Vice President   2008    195,700     35,000    21,372        1,403         23,858      277,333
   and CFO                 2007    190,000     60,500    40,464            0         47,700      338,664
Don J. Chery,              2009   $209,098   $      0   $17,020      $     0        $19,637     $245,755
   Executive Vice          2008    195,700     25,000    21,372            4         24,444      266,520
   President and Chief     2007    171,073     54,818    25,290            0         24,285      275,466
   Administrative
   Officer
Jon W. Hippler,            2009   $273,800   $ 53,504   $17,020      $ 4,074        $25,643     $374,041
   President, Mountain     2008    256,256     67,045    21,372       10,477         30,708      385,858
   West Bank               2007    230,834     91,849    40,464       11,617         35,258      410,022

----------
(1) Includes $13,376 deferred by Mr. Hippler in 2009 and $13,409 in 2008 pursuant to the Company's Deferred Compensation Plan, the material terms of which are described below under "Deferred Compensation Plan."

(2) The amount reflects the grant date fair value of the option awards based on the price of Glacier's common stock at the close of business on January 28, 2009 ($15.37). The amounts reported reflect a change in SEC rules, which formerly required reporting the aggregate expense recognized during the year for all equity awards, including awards granted in prior years. Amounts for 2007 and 2008 have been restated in accordance with these rules. A discussion of the assumptions used in calculating fair value is included in Note 15 of our 2009 audited financial statements included in our Form 10-K. The material terms of the option awards are discussed below. These amounts do not reflect the amounts paid to or realized by the executive.

(3) Represents amounts contributed by Glacier to the Named Executives' individual accounts under Glacier's Supplemental Executive Retirement Plan ("SERP"), the material terms of which are described below under "Post Employment and Termination Benefits - Supplemental Executive Retirement Plan" and above-market earnings on non-qualified deferred compensation during 2009. Earnings are credited at one-half of the Company' current year return-on-equity, or 2.50% in 2009.

(4) Amount shown for Mr. Blodnick includes: $6,637 allocated or paid by Glacier pursuant to the Company's 401(k) matching program; $7,350 allocated or paid by Glacier pursuant to Glacier's Profit Sharing Plan. Amount shown for Mr. Copher includes: $6,040 allocated or paid by Glacier pursuant to the Company's 401(k) matching program; $6,273 allocated or paid by Glacier pursuant to Glacier's Profit Sharing Plan.

     Amount shown for Mr. Chery includes: $6,274 allocated or paid by Glacier pursuant to the Company's 401(k) matching program; $6,274 allocated or paid by Glacier pursuant to Glacier's Profit Sharing Plan.

     Amount shown for Mr. Hippler includes: $8,214 allocated or paid by Glacier pursuant to the Company's 401(k) matching program; $7,350 allocated or paid by Glacier pursuant to Glacier's Profit Sharing Plan.

(5) Does not include amounts attributable to miscellaneous benefits or perquisites received by the Named Executives. The incremental costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 2009 did not exceed $10,000 in the aggregate.

                        2009 GRANTS OF PLAN-BASED AWARDS

     The following table provides information on the grant of equity awards during 2009.

                                                              Exercise or      Grant Date
                                  All Other Option Awards:   Base Price of   Fair Value of
                                  Number Securities Under-   Option Awards     Stock and
                        Grant           lying Options            (/Sh)       Option Awards
        Name             Date                (#)                   $               $
        (a)              (b)              (c)(1)(2)            (d)(1)(3)       (e)(1)(3)
-------------------   ---------   ------------------------   -------------   -------------
Michael J. Blodnick   1/28/2009             7,500                $15.37         $31,913
Ron J. Copher         1/28/2009             4,000                 15.37          17,020
Don J. Chery          1/28/2009             4,000                 15.37          17,020
Jon W. Hippler        1/28/2009             4,000                 15.37          17,020

----------
(1) Amounts have been adjusted to reflect applicable stock splits and stock dividends.

(2) Stock options vest on the second anniversary of the date of grant and must be exercised within five years of the grant date, subject to certain conditions, as discussed in the section "Executive Compensation - Employee Stock Plans."

(3) The grant date fair value of the equity awards was based on the price of Glacier's common stock at the close of business on January 28, 2009; the date on which the equity awards were granted. A discussion of the assumptions used in expensing the award values may be found in Note 15 of our 2009 audited financial statements of our Form 10-K.

                     2009 OPTION EXERCISES AND STOCK VESTED

                           Option Awards
                      -----------------------
                      Number of
                        Shares
                       Acquired      Value
                          on      Realized on
                       Exercise     Exercise
        Name             (#)          ($)
        (a)             (b)(1)       (c)(1)
-------------------   ---------   -----------
Michael J. Blodnick     7,032       $23,417
Ron J. Copher               0             0
Don J. Chery            7,032        21,166
Jon W. Hippler              0             0

----------
(1) The value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options (the closing price of the options on the date of grant). The amounts have been adjusted to reflect applicable stock splits and stock dividends.

                2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                                           Option Awards
                      -------------------------------------------------------
                                          Number of
                         Number of        Securities
                         Securities       Underlying     Option
                         Underlying      Unexercised    Exercise     Option
                          Options        Options (#)      Price    Expiration
        Name          (#) Exercisable   Unexercisable      ($)        Date
        (a)                (b)(1)           (c)(1)       (d)(1)        (e)
-------------------   ---------------   -------------   --------   ----------
Michael J. Blodnick         7,443                        $16.67    01/26/2010
                           22,500                         20.96    01/25/2011
                           15,000                         23.47    01/31/2012
                                          11,250(2)       18.19    01/30/2013
                                           7,500(3)       15.37    01/28/2014
Ron J. Copher              15,000                         24.40    12/18/2011
                            8,000                         23.47    01/31/2012
                                                          18.19    01/30/2013

                                           Option Awards
                      -------------------------------------------------------
                                          Number of
                         Number of        Securities
                         Securities       Underlying     Option
                         Underlying      Unexercised    Exercise     Option
                          Options        Options (#)      Price    Expiration
        Name          (#) Exercisable   Unexercisable      ($)        Date
        (a)                (b)(1)           (c)(1)       (d)(1)        (e)
-------------------   ---------------   -------------   --------   ----------
                                           6,000(2)       15.37    01/28/2014
Don J. Chery                7,443          4,000(3)       16.67    01/26/2010
                            7,500                         20.96    01/25/2011
                            5,000                         23.47    01/31/2012
                                           6,000(2)       18.19    01/30/2013
                                           4,000(3)       15.37    01/28/2014
Jon W. Hippler             12,000                         20.96    01/25/2011
                            8,000                         23.47    01/31/2012
                                           6,000(2)       18.19    01/30/2013
                                           4,000(3)       15.37    01/28/2014

----------
(1)  As adjusted for subsequent stock splits and stock dividends.

(2)  Options became fully vested January 30, 2010.

(3)  Options become fully vested January 28, 2011.

EMPLOYEE STOCK PLANS

     Glacier has previously maintained an employee stock option plan, including the 1995 Employee Stock Option Plan ("1995 Plan"), which was approved by the Board and the shareholders. The 1995 Plan provided for the grant of incentive and nonqualified stock options, had a term of 10 years, and expired in February of 2005. Although no options may be issued under the 1995 Plan, the plan has granted but unexercised options outstanding.

     At the 2005 Annual Meeting, shareholders of Glacier approved the 2005 Stock Incentive Plan ("2005 Plan"), the successor to the 1995 Plan. The 2005 Plan provides for awards of stock based incentive compensation to eligible employees, consultants, and directors of the Company or its affiliates. Shares of Glacier common stock are issuable under the 2005 Plan in the form of stock options, share appreciation rights, restricted shares, restricted share units and unrestricted shares, deferred share units, and performance awards.

     The 2005 Plan is effective for ten years and limits the grant of shares to any one eligible individual to a maximum of 562,500 shares during the term of the 2005 Plan, as well as limiting the number of shares that may be granted in a form other than stock options and stock appreciation rights. The aggregate number of shares available for issuance under the 2005 Plan is 2,716,109. All share amounts have been adjusted for applicable stock splits and stock dividends.

POST EMPLOYMENT AND TERMINATION BENEFITS

                     2009 NONQUALIFIED DEFERRED COMPENSATION

                        Executive      Aggregate     Aggregate
                      Contributions   Earnings in   Balance at
                        in Last FY      Last FY      Last FYE
        Name               ($)            ($)           ($)
        (a)               (b)(1)         (c)(2)         (d)
-------------------   -------------   -----------   ----------
Michael J. Blodnick      $     0        $18,656      $764,886
Ron J. Copher                  0              0             0

Don J. Chery                   0              0             0
Jon W. Hippler            13,376          4,104       168,253

----------
(1) Amounts deferred pursuant to the Deferred Compensation Plan, which are reported as compensation to each of the Named Executive Officers. The material terms of the Deferred Compensation Plan are described below.

(2) Earnings on amounts deferred under the Deferred Compensation Plan are credited at one-half of the Company's current year return-on-equity, or 2.50% in 2009.

     Deferred Compensation Plan. Since December 1995, Glacier has maintained a non-qualified and non-funded deferred compensation plan (the "Deferred Plan") for directors and key employees. The Deferred Plan permits eligible directors and officers of the Company to defer certain income that would otherwise be taxable as earned and paid in the ordinary course. The Deferred Plan was subsequently amended principally in response to the enactment of Section 409A of Internal Revenue Code of 1986, and permit participants to elect cash-out distributions and to make new distribution elections on terms that conform with the restrictions set forth in Section 409A.

     As amended and restated, the Plan permits a designated officer or key employee to annually defer up to 50% of his or her salary, as well as up to 100% of any cash bonuses. A non-employee director may elect to have any portion of his or her director's fees deferred into an account. The restated Deferred Plan also provides that the post-2004 rate of return on deferred compensation accounts will equal fifty percent (50%) of the Company's return-on-average-equity (whether positive or negative) as of December 31 for such year. This change is expected to limit the Company's future compensation expense while retaining the Deferred Plan's performance-based nature.

                                PENSION BENEFITS

                                  Number of     Present
                                    Years       Value of      Payments
                                   Credited   Accumulated   During Last
                                   Service      Benefit     Fiscal Year
        Name          Plan Name      (#)          ($)           ($)
        (a)             (b)(1)      (c)(2)       (d)(3)         (e)
-------------------   ---------   ---------   -----------   -----------
Michael J. Blodnick      SERP        N/A        $637,737         $0
Ron J. Copher            SERP        N/A           3,559          0
Don J. Chery             SERP        N/A              66          0
Jon W. Hippler           SERP        N/A          63,176          0

----------
(1) The terms of the Supplement Executive Retirement Plan (SERP) are described below.

(2)  There are no minimum service requirements under the SERP.

(3) Based on the amounts accrued through fiscal year 2009, in the event the executive were to leave employment, each of the Named Executives could receive a lump sum payment or five annual installments under the SERP, payable in the following amounts: Mr. Blodnick $127,547; Mr. Copher $712; Mr. Chery $13; Mr. Hippler $12,635. However, as noted below participants may alternatively make cash out elections or other distribution elections.

     Supplemental Executive Retirement Plan. In December 1995, the Board adopted a nonqualified and nonfunded SERP for senior executive officers, and entered into separate SERPs with the executives. The SERP is intended to supplement payments due to participants upon retirement under the Company's other qualified plans. In general, the SERP provides that Glacier will credit each participating executive's account on an annual basis, an amount equal to employer contributions that would have otherwise been allocated to the executive's account under the tax-qualified plans were it not for limitations imposed by the Internal Revenue Service, or participation in the Deferred Plan. Payments under the SERP could be paid in a lump sum or made in five annual installments upon the executive leaving employment, the first of which will be paid on the first day of the second month upon retirement, at age sixty-five, anniversary dates of sixty-five or separation of service. In the event of a change in control, the amounts in the individual SERP accounts will be deposited into a trust, and the Company will continue to be obligated to provide for the benefits under the SERP. In the event the executive is terminated for Just Cause (as defined), no benefits will be payable to the executive under the SERP and all obligations of the Company with respect to the executive's SERP cease.

     In 2005, the SERP was amended to principally mirror those changes described above for the Company's Deferred Plan, namely permitting participants to make cash-out elections and new distribution elections, and providing that, for years after 2004, the account balance for each participant will be credited with a rate of return that is equal to fifty (50%) of the Company's return-on-average equity.

EMPLOYMENT ARRANGEMENTS

     Below are summaries of certain agreements between executive officers listed in the compensation table and the Company or its subsidiaries. These summaries are qualified in their entirety by the individual agreements which are filed as exhibits to our 2009 Form 10-K.

     Michael J. Blodnick Employment Agreement. During calendar year 2009, Mr. Blodnick's employment was governed by an employment agreement that became effective January 1, 2009. The agreement terminated December 31, 2009 and a new agreement was entered into effective January 1, 2010. Mr. Blodnick's agreement provides that his annual salary for 2010 be retained at the 2009 level (currently $334,183), with subsequent increases subject to the recommendation of the Compensation Committee and the Board's review of Mr. Blodnick's compensation and performance. Incentive compensation is to be determined by the Board, as recommended by the Compensation Committee, and any bonus will be payable not later than January 31 of the year following the year in which the bonus is earned. If Mr. Blodnick's employment is terminated by the Company without cause (as defined) or by Mr. Blodnick for good reason (as defined) during the term of the agreement, Mr. Blodnick will receive a payment having a present value equal to the compensation and other benefits to which he would have been entitled for the remainder of the term if his employment had not terminated. All such payments must be completed no later than March 15 of the calendar year following the year in which employment was terminated. Mr. Blodnick is prohibited from competing with the Company or its subsidiaries during the term of the agreement and for a three-year period following his termination of employment.

     If Mr. Blodnick's employment is terminated by the Company or its successor within three years following a change of control (as defined), Mr. Blodnick will be entitled to receive an amount equal to 2.99 times his then current annual salary, payable in 36 monthly installments, plus continued employment benefits for 2.99 years following termination. This amount (2.99 times annual salary plus continuation of benefits) would also be payable if Mr. Blodnick terminates his employment within three years of a change of control. If Mr. Blodnick's employment is terminated, other than for cause, by the Company in certain circumstances following the announcement of a change in control that subsequently occurs, Mr. Blodnick will be entitled to receive an amount equal to
2.99 times his then current annual salary, payable in 36 installments commencing within 30 days after the change in control. The agreement provides that the payments to be received by Mr. Blodnick will be limited to less than the amount that would cause them to be an "excess parachute payment" within the meaning of
Section 280G of the Internal Revenue Code. In addition, the payments and benefits to be received by Mr. Blodnick will be reduced by any compensation that he receives from the Company or its successor following a change in control and/or after his termination of employment.

     Ron J. Copher Employment Agreement. During calendar year 2009, Mr. Copher's employment was governed by an employment agreement that became effective January 1, 2009. The agreement terminated December 31, 2009, and a new agreement was entered into effective January 1, 2010. Except as described below, the employment agreement for Mr. Copher is substantially the same as the agreement for Mr. Blodnick. Mr. Copher's agreement provides that his annual salary for 2010 be retained at the 2009 level (currently $201,571) with subsequent increases subject to the Board of Directors' annual review of Mr. Copher's compensation and performance. Mr. Copher is prohibited from competing with the Company or any of its subsidiaries during the term of the agreement and for a two-year period following termination of employment.

     If Mr. Copher's employment is terminated by the Company or its successor within two years following a change in control, Mr. Copher will be entitled to receive an amount equal to two times his then current annual salary, plus continued employment benefits for two years following termination. This amount (two times annual salary plus continuation of benefits) would also be payable if Mr. Copher terminates his employment within two years following a change in control. If Mr. Copher's employment is terminated by the Company, other than for cause, in certain circumstances following the announcement of a change in control that subsequently occurs, Mr. Copher will be entitled to receive an amount equal to two times his then current annual salary, payable in 24 monthly installments.

     The table below shows the maximum amounts that could be paid to the Chief Executive Officer and Chief Financial Officer under their respective agreements. The following information is based on (i) the executives' compensation at December 31, 2009; and (ii) assumes the triggering event was December 31, 2009.

                                    Chief Executive Officer (1)                        Chief Financial Officer (1)
                         ------------------------------------------------  -----------------------------------------------
                              Termination          Termination (without         Termination         Termination (without
                         (without cause) or by   cause) or Termination by  (without cause) or by  cause) or Termination by
                            Executive (with     Executive Due to a Change     Executive (with        Executive Due to a
                             good reason)             in Control (2)           good reason)         Change in Control (2)
                         ---------------------  -------------------------  ---------------------  ------------------------
Base salary                     $346,662               $1,036,519                 $209,098                $418,196
Healthcare and other
   benefits                        6,599                   19,731                    6,476                  12,951
Fair market values of
   accelerated equity
   vesting (3)                         0                        0                        0                       0
Perquisites                            0                        0                        0                       0
                                --------               ----------                 --------                --------
Total                           $353,261               $1,056,250                 $215,573                $431,147
                                ========               ==========                 ========                ========


----------
(1) In the event of death or disability, executive, or if applicable his estate, would be paid any amounts earned through the termination date.

(2) Represents payments to the Named Executive in the event of termination for the following reasons: (i) "without cause" within three years of a change in control, (ii) before a change in control and within six months of termination a change in control occurs, or (iii) executive terminates his employment within three years of a change in control.

(3) For the purposes of this table the fair market value of the accelerated vesting of equity awards is determined as being the difference between the Company's December 31, 2009 closing stock price and the strike price of the accelerated equity awards. It is expected that in the event of a change of control, the per-share settlement stock price would be higher than that used in this table.

     Don J. Chery Employment Agreement. During calendar year 2009, Mr. Chery's employment was governed by an employment agreement that became effective January 1, 2009. The Agreement terminated December 31, 2009 and a new agreement was entered into effective January 1, 2010. Except as described below, the employment agreement for Mr. Chery is substantially the same as the agreement for Mr. Copher. Mr. Chery's agreement provides that his annual salary for 2010 be retained at the 2009 level (currently $201,571), with subsequent increases subject to the Board of Directors' annual review of Mr. Chery's compensation and performance. The provisions of Mr. Chery's employment agreement regarding incentive compensation, termination by the Company without cause or termination by Mr. Chery for good reason, non-competition, and payments to which Mr. Chery may be entitled in connection with a change in control, are the same as described above with respect to the agreement for Mr. Copher.

     The table below shows the maximum amount that could be paid to Mr. Chery under his respective agreement. In the event of death or disability, Mr. Chery, or if applicable his estate, would be paid any amounts earned through the termination date. The following information is based on (i) the executive's compensation at December 31, 2009; and (ii) assumes the triggering event was December 31, 2009.

                                                Termination         Termination (without
                                           (without cause) or by   cause) or Termination
                                              Executive (with      by Executive Due to a
                                               good reason)        Change in Control (1)
                                           ---------------------   ---------------------
Base salary                                       $209,098                $418,196
Healthcare and other benefits                        6,489                  12,977
Fair market values of accelerated equity
   vesting (2)                                           0                       0
Perquisites                                              0                       0
                                                  --------                --------
Total                                             $215,586                $431,173
                                                  ========                ========

----------
(1) Represents payment to Mr. Chery in the event of termination for the following reasons: (i) "without cause" within two years of a change in control, (ii) before a change in control and within six months of termination a change in control occurs, or (iii) executive terminates his employment within three years of a change in control.

(2) For the purposes of this table the fair market value of the accelerated vesting of equity awards is determined as being the difference between the Company's December 31, 2009 closing stock price and the strike price of the accelerated equity awards. It is expected that in the event of a change of control, the per-share settlement stock price would be higher than that used in this table.

                                   MANAGEMENT

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following table sets forth information with respect to executive officers during 2009 who are not directors or nominees for director of Glacier, including employment history for the last five years. All executive officers are appointed annually and serve at the discretion of the Board.

                                                                                                          Has Served as an Officer
    Name       Age                                 Position                                                of the Company since
-------------  ---  ------------------------------------------------------------------------------------  ------------------------
Don J. Chery    47  Executive Vice President, Chief Administrative Officer of the Company(1)                       1989
Ron J. Copher   52  Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary(2)           2006

----------
(1) Mr. Chery was appointed to his present positions effective August 27, 2007. Prior to that date, Mr. Chery had served for seven years as President of one of Glacier's subsidiary banks, Big Sky Western Bank. Mr. Chery also serves as a director of the following Glacier subsidiaries: Valley Bank of Helena, Big Sky Western Bank, Western Security Bank and First Bank of Montana.

(2) Mr. Copher was appointed to his present positions effective March 31, 2007, upon the retirement of the former Chief Financial Officer. He served as Senior Vice President from December 18, 2006 until March 31, 2007. Prior to joining Glacier, Mr. Copher served as Chief Financial Officer of Oak Hall Financial, Inc., a financial holding company based in Jackson, Ohio.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows, as of January 15, 2010, the amount of Glacier common stock beneficially owned by (a) each director of the Company, (b) the executive officers named in the Summary Compensation Table above, and (c) all of Glacier's directors and executive officers as a group. Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options or other rights that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares beneficially owned.

                                                                                                 AMOUNT AND NATURE OF
                                                                                                BENEFICIAL OWNERSHIP OF
                                                                                                  COMMON STOCK AS OF
NAME                    POSITION                                                                   JANUARY 15, 2010(1)
----------------------  ---------------------------------------------------------------------  -------------------------
Michael J. Blodnick     Director, President and CEO                                              447,959    .727%(2)
Don J. Chery            Executive Vice President, Chief Administrative Officer of the Company     57,977    .094%(3)
Ron J. Copher           Senior Vice President, Chief Financial Officer, Treasurer
                           and Assistant Secretary                                                37,339    .061%(4)
James M. English        Director, Director of Mountain West Bank                                  48,599    .079%(5)
Allen J. Fetscher       Director, Vice Chairman of First Security Bank of Missoula               334,526    .543%(6)
Dallas I. Herron        Director                                                                  22,222    .036%(7)
Jon W. Hippler          Director, Director/CEO of Mountain West Bank                              46,957    .076%(8)
Craig A. Langel         Director, Director of First Security Bank                                 73,839    .120%(9)
L. Peter Larson         Director                                                                 893,325   1.450%(10)
Dr. Douglas J. McBride  Director, Director of Western Security Bank                               12,704    .021%(11)
John W. Murdoch         Director, Director of Big Sky Western Bank                                22,027    .036%(12)
Everit A. Sliter        Chairman of Glacier and Glacier Bank                                     416,300    .676%(13)
Executive officers
   and directors as a
   group (12
   individuals)                                                                                2,413,774   3.917%(14)

----------
(1) The number and percentages shown are based on the number of shares of Glacier common stock deemed beneficially held under applicable regulations, including options or other rights exercisable on or before March 15, 2010 (60 days after January 15, 2010), and have been adjusted for stock splits and stock dividends.

(2) Includes 237,089 shares held jointly with Mr. Blodnick's wife; 92,647 shares owned by Mr. Blodnick's wife; 4,122 shares for which Mr. Blodnick is custodian for his children; 31,106 shares held for Mr. Blodnick's account in the Company's Profit Sharing/401(k) Plans; 26,802 shares held in an IRA account for the benefit of Mr. Blodnick's wife; and 56,193 shares that could be acquired within 60 days by the exercise of stock options.

(3) Includes 32,034 shares held jointly with Mr. Chery's wife and 25,943 shares that could be acquired within 60 days by the exercise of stock options.

(4) Includes 3,000 shares held jointly with Mr. Copher's wife; 5,339 shares held for Mr. Copher's account in the Company's Profit Sharing/401(k) Plans; and 29,000 shares that could be acquired within 60 days by the exercise of stock options.

(5) Includes 5,517 shares held in an IRA for the benefit of Mr. English; 29,735 shares owned jointly with Mr. English's wife; and 13,347 shares that could be acquired by Mr. English within 60 days by the exercise of options.

(6) Includes 70,000 shares owned by Mr. Fetscher's wife; 68,477 considered beneficially held as Trustee for shares held in a trust for the benefit of Mr. Fetscher's children; 108,566 held by a family corporation, of which Mr. Fetscher is a principal; 1,803 shares held by Mr. Fetscher's SEPP IRA; and 13,347 shares that could be acquired within 60 days by the exercise of stock options.

(7) Includes 12,703 shares held jointly with Mr. Herron's wife; 1,324 shares owned by Mr. Herron's wife; 737 shares held in an IRA account for the benefit of Mr. Herron; 1,893 shares held in an IRA account for the benefit of Mr. Herron's wife; and 5,565 shares that could be acquired within 60 days by the exercise of stock options.

(8) Includes 20,957 shares owned jointly with Mr. Hippler's wife, all of which have been pledged as collateral toward a line of credit; and 26,000 shares that could be acquired within 60 days by the exercise of options.

(9) Includes 9,625 shares that could be acquired within 60 days by the exercise of stock options.

(10) Includes 1,897 shares owned by Mr. Larson's wife's IRA; 834 shares held by Mr. Larson's IRA; 877,247 shares held in a living trust; and 13,347 shares that could be acquired within 60 days by the exercise of stock options.

(11) Includes 128 shares held as trustee for Dr. McBride's children and 7,750 shares that could be acquired by Dr. McBride within 60 days by the exercise of options.

(12) Includes 11,002 shares held in a family trust for which Mr. Murdoch has voting and dispositive power and 11,025 shares that could be acquired within 60 days by the exercise of stock options.

(13) Includes 19,367 shares held jointly with Mr. Sliter's wife; 104,028 shares owned by Mr. Sliter's wife; 47,817 shares owned by Mr. Sliter's wife's IRA; 165,239 shares held by Mr. Sliter's IRA; 26,902 shares held by Mr. Sliter's SEPP IRA; 7,916 shares held by Mr. Sliter's SRA; 3,444 shares held in a family partnership; 2,000 shares held in a charitable remainder trust; and 13,347 shares that could be acquired within 60 days by the exercise of stock options.

(14) Includes 224,489 shares held by executive officers and directors as a group that could be acquired within 60 days by the exercise of stock options and other rights.

BENEFICIAL OWNERS

     The following table includes information as of December 31, 2009 concerning the only persons or entities, including any "group" as that term is used in
Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock on the Annual Meeting record date.

                                       Amount and Nature
Name and Address of                      of Beneficial
Beneficial Owner                         Ownership (1)     Percent of Class
------------------------------------   -----------------   ----------------
BlackRock Inc. (2)                         6,115,384            9.92%
40 East 52nd Street
New York, NY 10022

T. Rowe Price Associates, Inc. (3)         5,845,188            9.40%
100 E. Pratt Street
Baltimore, Maryland 21202

----------
(1) Pursuant to rules promulgated by the SEC under the Exchange Act, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.

(2) Based on an amended Schedule 13G filed under the Exchange Act. The securities are beneficially owned by various individual and institutional investors, which BlackRock Inc. ("BlackRock") serves as investment advisor with power to direct disposition and/or sole power to vote the securities. For purposes of the Exchange Act, BlackRock is deemed to be a beneficial owner of such securities; however, BlackRock expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Based on an amended Schedule 13G filed under the Exchange Act. The securities are beneficially owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct disposition and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                          TRANSACTIONS WITH MANAGEMENT

CERTAIN TRANSACTIONS

     Transactions between Glacier or its affiliates and related persons (including directors and executive officers of Glacier or their immediate family) must generally be approved by the Audit Committee (or a comparable committee of independent disinterested directors), in accordance with the policies and procedures set forth in the policy governing Related Persons Transactions adopted by the Board of Directors. Under the Related Persons Transaction Policy, a transaction between a "related person" will be consummated only if the designated committee, or a majority of the disinterested independent members of the Board, approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party.

     During 2009 certain directors and executive officers of Glacier and its subsidiaries, and their associates, were customers of one or more of Glacier's subsidiary banks, and it is anticipated that such individuals will continue to be customers in the future. All transactions between Glacier's subsidiary banks and its executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

ACCOUNTING FEES PAID TO DIRECTOR

     Everit A. Sliter, a director of Glacier, is a former partner in the public accounting firm of Jordahl & Sliter and his son is a current partner of the firm. During recent years, and including 2009, Jordahl & Sliter assisted Glacier in certain accounting matters, including preparation of tax returns, calculation of estimated tax payments and year end tax provision. Jordahl & Sliter was not involved in the preparation or review of the Company's financial statements. The Company paid Jordahl & Sliter $215,170 for accounting services rendered during 2009. The Audit Committee approved the retention of Jordahl & Sliter and the payment of such fees.

                                 PROPOSAL NO. 2

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

     BKD, LLP currently serves as our independent registered public accounting firm, and that firm conducted the audit of our financial statements for the fiscal years ended December 31, 2009, 2008 and 2007. The Audit Committee has appointed BKD, LLP to serve as Glacier's independent registered public accounting firm to conduct an audit of the financial statements for fiscal year 2010.

     Appointment of Glacier's independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, upon the recommendation of the Audit Committee, the Board has determined to submit the selection of auditors to our shareholders for ratification. In the event our shareholders fail to ratify the appointment, the Audit Committee may reconsider whether to retain BKD, LLP, and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in Glacier's and its shareholders' best interest.

     Representatives of BKD, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BKD, LLP TO SERVE AS GLACIER'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

                COMPLIANCE WITH SECTION 16(A) FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires that all of Glacier's executive officers and directors and all persons who beneficially own more than 10 percent of Glacier common stock file reports with the SEC regarding beneficial ownership of Company stock. Glacier has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

     Based solely on Glacier's review of the copies of the filings that it received for the fiscal year ended December 31, 2009, or written representations from certain reporting persons, Glacier believes that all reporting persons made all filings required by Section 16(a) on a timely basis, except that Dallas Herron inadvertently failed to file a timely Form 4 for the purchase of Glacier common stock on December 15, 2009. The delinquent report was subsequently filed on February 1, 2010.

                            REPORT OF AUDIT COMMITTEE

     The Audit Committee of the Board of Directors makes the following report, which notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

     The Board has determined that the current membership of the Audit Committee meets the independence requirements as defined under the NASDAQ listing standards, and that Craig A. Langel meets the "audit committee financial expert" qualifications, as defined by SEC rules.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee is responsible for overseeing Glacier's financial reporting processes on behalf of the Board.

     The Audit Committee has met and held discussions with management and Glacier's independent auditors. Management represented to the Audit Committee that Glacier's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 114 (Communication with Audit Committees).

     Our independent auditors also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm's independence.

     Based on the Audit Committee's review of the audited consolidated financial statements and the various discussions with management and the independent auditors noted above, the Audit Committee recommended that the Board include the audited consolidated financial statements in Glacier's Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC.

                             AUDIT COMMITTEE MEMBERS

       Craig A. Langel (Chairperson) - James M. English - Dallas I. Herron
             L. Peter Larson - Douglas J. McBride - John W. Murdoch

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The following table sets forth the aggregate fees charged to Glacier by BKD, LLP for audit services rendered in connection with the audited consolidated financial statements and reports for the 2009 and 2008 fiscal years.

FEE CATEGORY         FISCAL 2009   % OF TOTAL   FISCAL 2008   % OF TOTAL
------------------   -----------   ----------   -----------   ----------
Audit Fees            $  932,700      84.9%       $767,300       77.3%
Audit-Related Fees       165,895      15.1%        224,860       22.7%
Tax Fees                       0      00.0%              0       00.0%
All Other Fees                 0      00.0%              0       00.0%
Total Fees            $1,098,595     100.0%       $992,160      100.0%
                      ==========     =====        ========      =====

     Audit Fees. Consists of fees billed to Glacier for professional services rendered by BKD, LLP in connection with the audits of the Company's financial statements, the effectiveness of internal controls over financial accounting, the reviews of financial statements included in Glacier's Form 10-Qs, and the services to Glacier in connection with statutory or regulatory filings or engagements.

     Audit-Related Fees. Fees in 2009 include technical accounting research and accounting matters relating to implementation of new and revised accounting standards and SEC filings in connection with Glacier's financial institution acquisition. Fees in 2008 also relate to technical accounting research and accounting matters in connection with Glacier's public equity offering and financial institution acquisition.

     Tax Fees. There were no fees incurred for tax services for the fiscal years ended December 31, 2009 and 2008.

     All Other Fees. There were no fees for services not included above for the fiscal years ended December 31, 2009 and 2008.

     In considering the nature of the services provided by BKD, LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with BKD, LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes Act, as well as the American Institute of Certified Public Accountants.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

     The services performed by BKD, LLP in 2009 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the "Disclosure Categories") that BKD, LLP may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the "Service List") expected to be performed by BKD, LLP in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

     Services provided by BKD, LLP during the following year that are included in the Service List were pre-approved following the policies and procedures of the Audit Committee.

     Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

     In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from BKD, LLP when time is of the essence.

     The Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

                                 OTHER BUSINESS

     The Board knows of no other matters to be brought before the shareholders at the 2010 Annual Meeting. If other matters are properly presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

SHAREHOLDER PROPOSALS

     In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for next year's annual meeting, the written proposal must be received by the Company no later than November 26, 2010 and should contain the information required under our Bylaws. Such proposals also need to comply with the SEC's regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. No shareholder proposal from the floor will be considered at the annual meeting. In addition, if we receive notice of a shareholder proposal after November 26, 2010, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

DIRECTOR NOMINATIONS

     Glacier's Bylaws provide for the nomination of director candidates by its shareholders. In order to recommend that the Nominating Committee consider a person for inclusion as a director nominee in the Company's proxy statement for next year's annual meeting, we must receive a recommendation no later than November 26, 2010. In addition, the notice of recommendation must meet all other requirements contained in our Bylaws. Such recommendation should be sent to the attention of the Secretary of the Company, and should contain the following information: (a) the name and address of each proposed nominee and the number of shares of Glacier stock held by such nominee; (b) the principal occupation of each proposed nominee; (c) a description of any arrangements or understandings between the nominee and the nominating shareholder pursuant to which the nomination is being made; (d) your name and address; (e) the number of shares of stock of Glacier you own; and (f) a consent of the nominee agreeing to the nomination. The presiding officer of the annual meeting may disregard your nomination if it does not contain the above information and otherwise does not meet the requirements set forth in our Bylaws.

COPY OF BYLAW PROVISIONS

     You may contact Glacier's Corporate Secretary for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

                          ANNUAL REPORT TO SHAREHOLDERS

     ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE YEAR ENDED DECEMBER 31, 2009, INCLUDING FINANCIAL STATEMENTS. Written requests for the Form 10-K should be addressed to LeeAnn Wardinsky, Corporate Secretary, at 49 Commons Loop, Kalispell, Montana 59901. The Annual Report is also available at www.glacierbancorp.com.

            DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

     In some cases, only one copy of this Proxy Statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written request, a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a shareholder may submit a written or oral request to Glacier's Corporate Secretary at the address above, or by calling (406) 756-4200. Additionally, any shareholders who are presently sharing an address and receiving multiple copies of either the Proxy Statement or the 2009 Annual Report and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above

March 29, 2010                          BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ LeeAnn Wardinsky

                                        LeeAnn Wardinsky, Secretary

                                                  ANNUAL MEETING OF SHAREHOLDERS OF

                                                        GLACIER BANCORP, INC.

                                                           APRIL 28, 2010

                                         NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

                                        The Notice of Meeting, Proxy Statement and Proxy Card
                                               are available at www.glacierbancorp.com

                                                     Please sign, date and mail
                                                       your proxy card in the
                                                      envelope provided as soon
                                                            as possible.

                       (Arrow) Please detach along perforated line and mail in the envelope provided. (Arrow)

(Box)   21030000000000000000 0                                                             042810

                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND PROPOSAL 2.
     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1.   Election of Directors. To elect 10 directors to serve on                                                   FOR AGAINST ABSTAIN
     the Board of Directors until the 2011  Annual Meeting of     2.   Ratify Appointment of Accounting Firm.   [ ]   [ ]     [ ]
     Shareholders.                                                     To ratify the  appointment of BKD, LLP
                                                                       as    the    Company's     independent
                               NOMINEES:                               registered  public accounting firm for
[ ] FOR ALL NOMINEES           ( ) Michael J. Blodnick                 the fiscal  year ending  December  31,
                               ( ) James M. English                    2010.
[ ] WITHHOLD AUTHORITY         ( ) Allen J. Fetscher
    FOR ALL NOMINEES           ( ) Dallas I. Herron               3.   Other  Business.  To act on such other
                               ( ) Jon W. Hippler                      matters as may  properly  come  before
[ ] FOR ALL EXCEPT             ( ) Craig A. Langel                     the  meeting  or any  adjournments  or
    (See instructions below)   ( ) L. Peter Larson                     postponements.
                               ( ) Douglas J. McBride
                               ( ) John W. Murdoch                Management  knows of no other  matters  that may  properly  be, or
                               ( ) Everit A. Sliter               which  are  likely  to be,  brought  before  the  Annual  Meeting.
                                                                  However, if any other matters are properly presented at the Annual
                                                                  Meeting,   this  Proxy  will  be  voted  in  accordance  with  the
                                                                  recommendations of management.

INSTRUCTIONS: To withhold authority to  vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (x)









To change the address on your  account,  please check the
box at right and indicate your new address in the address   [ ]
space above.  Please note that changes to the  registered
name(s)  on the  account  may not be  submitted  via this
method.
                          -----------------       ---------------                          ------------------       ---------------
Signature of Stockholder |                | Date: |             | Signature of Stockholder |                | Date: |              |
                          -----------------       ---------------                          ------------------       ---------------

     NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation,  please sign full corporate name by duly authorized  officer,  giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
(Box)                                                                                                                          (Box)


                                                  ANNUAL MEETING OF SHAREHOLDERS OF

                                                       GLACIER BANCORP, INC.

                                                           APRIL 28, 2010

                                                      PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free  1-800-PROXIES  (1-800-776-9437)  in the United States or 1-718-921-8500 from foreign countries from
any touch-tone telephone and follow the instructions. Have your        COMPANY NUMBER _____________
proxy  card  available  when  you  call  and  use  the  Company
Number and Account Number shown on your proxy card.                    ACCOUNT NUMBER _____________

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

                                         NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
                                        The Notice of Meeting, Proxy Statement and Proxy Card
                                               are available at www.glacierbancorp.com

 (Arrow)    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or     (Arrow)
                                                           the Internet.

(Box) 21030000000000000000 0                                                     042810

                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND PROPOSAL 2.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]


1.   Election of  Directors.  To elect 10 directors to serve on                                                 FOR AGAINST ABSTAIN
     the Board of  Directors  until the 2011 Annual  Meeting of   2.   Ratify Appointment of Accounting Firm.   [ ]   [ ]     [ ]
     Shareholders.                                                      To ratify the  appointment of BKD, LLP
                                                                        as    the    Company's     independent
                               NOMINEES:                                registered  public accounting firm for
[ ] FOR ALL NOMINEES           ( ) Michael J. Blodnick                  the fiscal  year ending  December  31,
                               ( ) James M. English                     2010.
[ ] WITHHOLD AUTHORITY         ( ) Allen J. Fetscher
    FOR ALL NOMINEES           ( ) Dallas I. Herron               3.   OTHER  BUSINESS.  To act on such other
                               ( ) Jon W. Hippler                      matters as may  properly  come  before
[ ] FOR ALL EXCEPT             ( ) Craig A. Langel                     the  meeting  or any  adjournments  or
    (See instructions below)   ( ) L. Peter Larson                     postponements.
                               ( ) Douglas J. McBride
                               ( ) John W. Murdoch                Management  knows of no other  matters  that may  properly  be, or
                               ( ) Everit A. Sliter               which  are  likely  to be,  brought  before  the  Annual  Meeting.
                                                                  However, if any other matters are properly presented at the Annual
                                                                  Meeting,   this  Proxy  will  be  voted  in  accordance  with  the
                                                                  recommendations of management.

INSTRUCTIONS: To withhold authority to  vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (x)









To change the address on your  account,  please check the
box at right and indicate your new address in the address   [ ]
space above.  Please note that changes to the  registered
name(s)  on the  account  may not be  submitted  via this
method.
                          -----------------       ---------------                          ------------------       ---------------
Signature of Stockholder |                | Date: |             | Signature of Stockholder |                | Date: |              |
                          -----------------       ---------------                          ------------------       ---------------

     NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation,  please sign full corporate name by duly authorized  officer,  giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
(Box)                                                                                                                          (Box)
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                                                                 0         (box)

                             GLACIER BANCORP, INC.

                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Glacier Bancorp, Inc. (the "Company") hereby appoints L. Peter Larson and Everit A. Sliter, and each of them (with full power to act alone), my Proxies, with full power of substitution as Proxy, and hereby authorizes such Proxies to represent and to vote, as designated on the reverse side, all the shares of common stock of the Company held of record by the undersigned on March 1, 2010, at the Annual Meeting of Shareholders to be held on April 28, 2010, or any adjournment of such Annual Meeting.

                (Continued and to be signed on the reverse side)

(Box)                                                                14475 (Box)